SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TULLY’S COFFEE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1557436
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 Airport Way South,

Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:    333-142438

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, no par value per share

Title of each class to be so registered

The NASDAQ Stock Market LLC

Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Common Stock previously registered under Section 12(g) on Form 10-12G filed with the Commission on September 27, 1999, 000-26829)

Explanatory Note

This amendment to the registrant’s registration on Form 8-A is being made solely for the purpose of correcting the name of the exchange on which the registrant’s Common Stock is to be registered to “The NASDAQ Stock Market LLC.”

Item 1. Description of Registrant’s Securities to be Registered.

See the description of our Common Stock set forth in our registration statement on Form S-1 (333-142438) filed with the Commission on April 27, 2007 as amended on Form S-1/A filed with the Commission on July 26, 2007, such registration statement (as amended) being incorporated by reference herein.

Item 2. Exhibits.

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TULLY’S COFFEE CORPORATION

By:	/s/ Kristopher S. Galvin
Kristopher S. Galvin
Executive Vice President and Chief Financial Officer

Date: August 8, 2007